SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant                      [   ]

Filed by a Party other than the Registrant   [ X ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential,  for  Use of the  Commission  Only  (as  permitted  by Rule
       14a-6(e)(2))
[   ]  Definitive Proxy Statement
[ X ]  Definitive Additional Materials
[   ]  Soliciting Material under Rule 14a-12


                              Rentrak Corporation

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                 Name of Registrant as Specified in Its Charter

                  Paul A. Rosenbaum on behalf of the Committee
                   for the Achievement of Rentrak Excellence
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       1.  Title of each class of securities to which transaction applies:

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       2.  Aggregate number of securities to which transaction applies:

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       3.  Per unit  price or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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       4.  Proposed maximum aggregate value of transaction:

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       5.  Total fee paid:

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[   ]  Fee paid previously with preliminary materials.


[   ]  Check box if any part of the fee is offset as provided  by  Exchange  Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1.  Amount Previously Paid:

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       2.  Form, Schedule or Registration Statement No.:

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       3.  Filing Party:

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       4.  Date Filed:

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FOR IMMEDIATE RELEASE                                 CONTACT: Paul A. Rosenbaum
Friday, September 15, 2000                                     Committee for the
                                                                  Achievement of
                                                              Rentrak Excellence
                                                                  (517) 487-6390



         CARE ANNOUNCES DECISION NOT TO POST BOND

         Portland, Oregon, September 15, 2000 - The Committee for the Achievement of Rentrak Excellence ("CARE") announced today that it has decided not to post a $1.5 million bond imposed as a condition to a preliminary injunction against Rentrak Corporation (Nasdaq:RENT) ordered in August 2000. As a result of CARE's decision, the approximately 1.66 million shares of common stock of Rentrak Corporation acquired by its two top executive officers in June 2000 pursuant to the company's newly adopted option loan program will be permitted to be voted at the annual meeting of shareholders on September 19, 2000. CARE's spokesperson, Paul Rosenbaum, stated, "We see no reason to incur the expense associated with posting the bond required to obtain an injunction. We are looking forward to the conclusion of the proxy contest next Tuesday."

         Shareholders of Rentrak Corporation may obtain information regarding the participants involved in CARE's proxy solicitation, including a description of their direct and indirect interests, by security holdings or otherwise, in CARE's Proxy Statement filed with the Securities and Exchange Commission. Shareholders should read CARE's Proxy Statement because it contains important information. CARE's Proxy Statement and other relevant documents are available for free on the Commission's Web site at http://www.sec.gov.